UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 18, 2020

BLUEKNIGHT ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

6060 American Plaza, Suite 600 Tulsa, Oklahoma 74135
(Address of principal executive offices and zip code)

(918) 237-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	BKEP	The Nasdaq Global Market
Series A Preferred Units	BKEPP	The Nasdaq Global Market

Item 1.01 Entry into a Material Definitive Agreement

Terminal Transaction

On December 18, 2020, BKEP Crude, L.L.C. (“BKEP Crude”), a wholly-owned subsidiary of Blueknight Energy Partners, L.P. (the “Partnership”), entered into a Membership Interest Purchase Agreement (the “Terminal Purchase Agreement”) with Enbridge Storage (Cushing) L.L.C., a Delaware limited liability company (the “Terminal Buyer”). Upon the terms and subject to the conditions set forth in the Terminal Purchase Agreement, BKEP Crude agreed to sell the Partnership’s crude oil terminal business to the Terminal Buyer by means of a sale of all of the equity interests in a subsidiary of the Partnership (the “Terminal Transaction”) for a total purchase price of $132.0 million, subject to customary adjustments and excluding crude oil linefill and inventory.

The Terminal Purchase Agreement contains customary representations, warranties and covenants, termination rights, as well as indemnification provisions subject to specified limitations. In addition, the completion of the Terminal Transaction is subject to certain customary conditions.

Pipeline Transaction

On December 20, 2020, BKEP Crude and BKEP Supply and Marketing LLC, a wholly-owned subsidiary of the Partnership (collectively, the “BKEP Pipeline Sellers”), entered into a Membership Interest Purchase Agreement (the “Pipeline Purchase Agreement”) with Coffeyville Resources Crude Transportation, LLC and Coffeyville Resources Refining & Marketing, LLC (collectively, the “Pipeline Buyers”). Upon the terms and subject to the conditions set forth in the Pipeline Purchase Agreement, the BKEP Pipeline Sellers agreed to sell to the Pipeline Buyers (i) the Partnership’s crude oil pipeline business by means of a sale of all of the equity interests in certain subsidiaries of the Partnership and (ii) certain supply and marketing contracts (collectively, the “Pipeline Transaction”) for a total purchase price of $20.0 million, subject to customary adjustments and excluding crude oil linefill and inventory.

The Pipeline Purchase Agreement contains customary representations, warranties and covenants, termination rights, as well as indemnification provisions subject to specified limitations. In addition, the completion of the Pipeline Transaction is subject to certain customary conditions.

Item 7.01 Other Events

On December 21, 2020, the Partnership issued a press release announcing certain of the matters described in this Current Report on Form 8-K. A copy of this press release is attached hereto as Exhibit 99.1 to this Current Report. The information set forth in this item 7.01 and in Exhibit 99.1 shall not be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Blueknight Energy Partners, L.P., Press Release issued on December 21, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEKNIGHT ENERGY PARTNERS, L.P.

	By:	Blueknight Energy Partners G.P., L.L.C.
its General Partner

Date: December 21, 2020	By:	/s/ D. Andrew Woodward
D. Andrew Woodward Chief Executive Officer